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                          CONSENT OF INDEPENDENT ACCOUNTANTS



              We consent to the inclusion in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Number 33-58932) of Consultants Trust of our report dated June 16, 1995, on our audit of the statements of assets and liabilities of the Growth Fund, Treasuries Trust, Capital Income Fund, Total Return Fund and the Special Markets Trust as of May 31, 1995, which is included in the Registration Statement. We also consent to the reference of our firm under the caption "Independent Accountants."




                                       /s/ Coopers & Lybrand L.L.P.


                                       COOPERS & LYBRAND L.L.P.



     Baltimore, Maryland
     November 21, 1995
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